EXHIBIT 10.13

                                                                Loan No. 94-273


                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT ("AGREEMENT") is made this 22nd day of February, 1995 between TRANSEASTERN PROPERTIES AT THE COVE, INC., a Florida corporation, ("BORROWER") and HELLER FINANCIAL, INC., a Delaware corporation ("LENDER").


                                    RECITALS

         A. Lender has agreed to make a loan (the "LOAN") to Borrower subject to the terms and conditions contained herein. The Loan is evidenced by that certain Promissory Note of even date herewith in the original principal amount of THREE MILLION FOUR HUNDRED AND THIRTY SEVEN THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($3,437,500) (the note and all amendments thereto and substitutions therefor are hereinafter referred to as the "NOTE"). The terms and provisions of the Note are hereby incorporated herein by reference in this Agreement.

         B. Borrower is the owner of certain real property described on Exhibit A, currently consisting of 105 lots on approximately 44 acres, located at Atlantic Avenue and NW 119th Drive, Coral Springs, Florida (the "PROPERTY"). Upon the recording of Borrower's revised plat of subdivision (the "PRELIMINARY PLAT") creating 131 lots on the Property, Borrower shall develop the Property as a residential subdivision improved with 131 single family homes (individually "HOME(S)," collectively, the "IMPROVEMENTS") to be known as "Mariner's Cove" (the Property and the Improvements are collectively called the "PROJECT").

         C.       An index of defined terms appears on the attached
Schedule 1.

         NOW, THEREFORE, in consideration of the foregoing and the mutual conditions and agreements contained herein the parties agree as follows:

                                    ARTICLE I
                                    THE LOAN

         1.1 FUNDING. On the Closing Date, Lender shall lend to Borrower up to the sum of $2,250,000 (the "INITIAL FUNDING AMOUNT"). The Initial Funding Amount shall be applied to Borrower for return of land basis, closing costs, and working capital. "CLOSING DATE" shall mean the date of funding the Initial Funding Amounts.

         1.2 ADDITIONAL ADVANCES. Except as set forth in Section 5.13, absent an Event of Default hereunder or under any of the Loan Documents, or an event which, with the giving of notice or passage of time would constitute an Event of Default, Lender shall make additional advances of the Loan ("ADDITIONAL ADVANCES") of up to


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the positive difference between the Initial Funding Amount and $2,750,000 to pay for the working capital needs of the Project. Additional Advances shall be disbursed no more often than monthly and in amounts not less than $50,000. At least fifteen (15) business days prior to the date of any requested disbursement, Borrower shall provide Lender with the following:

         (a) A written request for payment executed by Borrower detailing all costs for which payment is requested together with a statement that such costs have not been, nor will be, funded by Construction Mortgagee; and

         (b) Copies of invoices, canceled checks and/or other evidence of payment of amounts due and payable by Borrower.

Additional Advances are to be made only if no Event of Default (as hereinafter defined) has occurred, and are subject to Lender's approval, which approval shall not be unreasonably withheld to the extent the Additional Advance requested is in an amount and for purposes consistent with the Business Plan (as hereinafter defined). Lender reserves the right to require its independent consultant to review and approve each Additional Advance requested. Notwithstanding the foregoing, Lender shall not be obligated to make any Additional Advance after August 31, 1995.

         1.3 LOAN TERM. The Loan shall mature on the last day of the forty-eighth month after the Closing Date (the "MATURITY DATE").

         1.4 INTEREST RATE. Borrower shall pay interest on the Loan at a fixed rate per annum equal to ten percent (10%) (the "INTEREST RATE"). Interest shall be computed based on a 360 day year and charged for the actual number of days elapsed.

         1.5 PAYMENTS. Notwithstanding the amount due at the Interest Rate, Borrower shall make payments on the twentieth (20th) day of each month computed at the Payment Rate. "PAYMENT RATE" shall mean an amount equal to cash available as of the end of the prior month, after applying Revenue to satisfy the distribution requirements of subsections (i) through (viii) of Section 1.8 hereof but not in excess of current interest then due plus all Accrued Interest. Borrower's monthly payment shall be applied first to interest due at the Interest Rate for such prior month and then to Accrued Interest, if any, until paid in full. Any repaid Accrued Interest is not available for further accrual.

To the extent interest at the Interest Rate exceeds the Payment Rate, the excess interest shall accrue ("ACCRUED INTEREST") and be added to principal outstanding under the Loan. Accrued Interest shall bear interest at the Interest Rate and the cumulative amount of Accrued Interest shall not exceed the lesser of (a) $687,500, or (b) twenty-five percent (25%) of the outstanding balance of the principal amount of the Loan (the "MAXIMUM INTEREST ACCRUAL"). In the event Accrued Interest reaches the Maximum Interest Accrual, no further interest accrual shall be permitted for the term of the Loan, and Borrower shall immediately commence monthly payments at the greater of the Interest Rate or the Payment Rate for the remainder of the Loan term.


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         1.6      PREPAYMENT.  Borrower may prepay the Loan in full or in
part at any time, subject to Lender's minimum Participation requirement of $800,000.

         1.7 PARTICIPATION. As additional consideration for making the Loan, Borrower shall pay Lender an amount (the "PARTICIPATION") equal to interest on the outstanding principal balance of the Loan over the term thereof at a ten percent (10%) per annum interest rate compounded monthly and computed monthly. Notwithstanding the foregoing, Participation shall be at least an amount equal to (i) $800,000 minus (ii) all interest paid pursuant to the Note. Notwithstanding payment of the Loan in full, the Loan Documents shall remain in effect to secure payment of the Participation.

         1.8 DISTRIBUTION OF REVENUE. Borrower shall cause all amounts received in connection with the Project from any sources (other than loan proceeds and capital contributions), including, without limitation, rebates, refunds, interest on corporate bank accounts, deposits on Homes (when earned and nonrefundable), the final balance of all reserves together with any undisbursed interest thereon, insurance proceeds and condemnation awards to the extent not used to restore the Property, and all proceeds from Sales (collectively, "REVENUE"), to be distributed in the following order:

          (i)     To pay the release price under the A & D Loan.

         (ii)     To pay the release price under the Construction Loan.

        (iii)     To pay Sales Costs not previously paid.

         (iv) To pay Project Costs which are either due and payable or previously paid and not reimbursed.

          (v) If Accrued Interest has reached the Maximum Interest Accrual, then to pay Lender current interest on the Loan.

         (vi) To pay Transeastern Properties of South Florida, Inc., a Florida corporation, a fee equal to 2% of the gross sales proceeds from a Sale (the "ADMINISTRATION FEE") to the extent not funded under the Construction Loan.

        (vii) To fund a working capital reserve account for the Project in an aggregate amount not to exceed $150,000 (the "WORKING CAPITAL RESERVE").

       (viii) To pay Lender current interest on the Loan (if not paid under (v) above).

         (ix)     To pay Lender Accrued Interest.

          (x)     To repay Lender the unpaid principal balance of the Loan.

         (xi)     To pay Lender its Participation.

        (xii)     The remaining balance to Borrower.



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On the closing date of each Sale, Borrower shall distribute Revenue to pay the amounts due pursuant to subsections (i) through (iii) above (to the extent not previously funded). On or before the 20th day of each month, or as otherwise agreed by Borrower and Lender, Borrower shall distribute all remaining Revenue from the prior month, if any, in the priority set forth in subsections (iv) through (xii) above, and shall provide Lender with an accounting specifically setting forth the distribution of all Revenue for such month.

The Working Capital Reserve shall be used solely to manage timing differences for Project Costs. At such time as $150,000 of Revenue in the aggregate has been deposited in the Working Capital Reserve, withdrawals thereafter shall be replenished from Revenue and from proceeds of the A & D Loan and the Construction Loan. Any balance remaining in the Working Capital Reserve after the date of Sale of the last Home in the Project shall be disbursed as Revenue.

"SALE" shall mean a sale and conveyance of a lot, or portion thereof comprising part of the Property improved with a Home, in an arm's-length transaction in accordance with the Business Plan.

"SALES COSTS" shall mean the following fees and expenses, which shall not exceed the amount for such fees and expenses set forth in the total cost budget ("BUDGET") contained in the business plan attached hereto as Exhibit B ("BUSINESS PLAN") by Lender:

         (a) All customary closing costs incurred and paid by Borrower in connection with the Sale, including title insurance and escrow costs and transfer taxes customarily paid by a seller; and

         (b) All customary sales costs and other marketing expenses relating to the Sale, including incentives, concessions, sales commissions, and fees paid to third parties, provided, however, that sales commissions to Borrower, an Affiliate or any employee of Borrower shall not exceed 1.5% of the gross sales proceeds related to such Sale (the "SALES COMMISSION").

"PROJECT COSTS" shall be defined as all costs and expenses of acquiring, developing, constructing, marketing and disposing of the Project as set forth in the Budget, including all payments of interest made in accordance with the A&D Loan Documents and Construction Loan Documents (as those terms are hereinafter defined). Project Costs shall exclude all costs incurred that are not set forth in the Budget or that are in excess of the Budget, unless they are demonstrated to be offset by cost and/or expense savings under another line item under the Budget or offset by an increase in the sales price of the Homes in the Project.

         1.9 AFFILIATE FEES. Fees payable to an Affiliate in connection with the Project shall be limited to the Administration Fee, the Sales Commission, and market rate fees for other services rendered to the Project, including costs for labor that is reasonably necessary. Borrower shall promptly deliver to Lender copies of all agreements entered into between Borrower and an


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Affiliate relating to the Project, all of which shall be satisfactory to Lender in its sole discretion.

"AFFILIATE" shall mean any individual, trust, estate, partnership, limited liability company, corporation or any other incorporated or unincorporated organization (each a "PERSON"), that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with Borrower or any Principal; any officer, director, or shareholder of such Borrower or any Principal; and any relative of any of the foregoing. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                                   ARTICLE II
                                    SECURITY

         The Loan and all other indebtedness and obligations under the Loan Documents shall be secured by the following (collectively the "COLLATERAL"): (a) a collateral assignment of all issued and outstanding common stock of Borrower ("PLEDGE"); and (b) any other collateral or security described in this Agreement.

                                   ARTICLE III
                              CONDITIONS PRECEDENT

         Lender's obligation to disburse the Loan is subject to satisfaction of all of the following conditions:

         3.1 A & D AND CONSTRUCTION LOANS. (a) Borrower shall obtain an acquisition and development loan (the "A & D LOAN") in the principal amount of $6,250,000 and a construction loan (the "CONSTRUCTION LOAN") in the principal amount of $5,000,000 from Ohio Savings Bank ("CONSTRUCTION MORTGAGEE"). The A & D Loan shall (i) bear interest at a rate of not more than Prime plus 1.5% per annum, (ii) have a term of not less than 3 years and (iii) charge a closing fee of not more than 1.5%, plus other fees described in the commitment therefore. The Construction Loan shall (x) bear interest at a rate of not more than Prime plus 1.5% per annum, (y) have a term of not less than 42 months and (z) charge a closing fee of not more than 1.5%, plus other fees described in the commitment therefore, and extension fees for up to ten (10) "spec/models" as provided for in the Unit Construction and Revolving Loan Agreement between Borrower and Construction Mortgagee dated February 23, 1995.

         (b) Lender shall have received copies of all documents which evidence and secure the A & D Loan (collectively called the "A & D LOAN DOCUMENTS") and all documents which evidence and secure the Construction Loan (collectively called the "CONSTRUCTION LOAN DOCUMENTS"). The A & D Loan Documents and the Construction Loan Documents shall not contain provisions cross-defaulting or cross-collateralizing the A & D Loan or the Construction Loan with any other loans. Lender shall also have received a letter from Construction Mortgagee in the form attached as Exhibit C. The A & D Loan Documents, the Construction Loan Documents and the


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Construction Mortgagee letter shall be satisfactory to Lender in form and substance.

         (c) Lender shall have received copies of all documents which evidence and secure that certain loan from Florida National Properties (the "PURCHASE MONEY MORTGAGEE") to Borrower (the "PURCHASE MONEY LOAN").

         3.2 LOAN DOCUMENTS. Borrower shall deliver to Lender the following documentation (collectively with this Agreement, called the "LOAN DOCUMENTS"), all in form and substance satisfactory to
Lender:

         (a)      The Note;

         (b)      the Pledge;

         (c)      Uniform Commercial Code financing statements;

         (d)      a hazardous materials indemnity agreement; and

         (e) an agreement of Principals regarding non-recourse exception liability.

         3.3 OPINIONS OF COUNSEL. Lender shall have received an opinion of Borrower's counsel, acceptable to Lender, stating: (a) that the Loan is not usurious under applicable laws; (b) that the Loan Documents are validly executed, fully authorized and binding and enforceable in accordance with their terms; (c) that the execution and delivery of the Loan Documents and the performance of the transactions contemplated thereby do not violate or contravene any law, court order, judgment or contract to which Borrower or any Principal is a party; and (d) such further opinions as Lender shall require. The opinion of Borrower's counsel shall be from an independent counsel acceptable to Lender, and shall be limited to Florida law. Lender shall have also received satisfactory opinions from its own counsel in connection with the Loan.

         3.4 APPRAISAL. Lender shall have received a copy of an appraisal report for the Property prepared for Construction Mortgagee by an independent MAI appraiser in accordance with the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA") and the regulations promulgated pursuant to such act. The FIRREA appraisal shall be acceptable to Lender.

         3.5 BUSINESS PLAN. Borrower shall have delivered to Lender a business plan for the Project acceptable to Lender.

         3.6 TITLE. Lender shall have received a copy of Borrower's title insurance policy, acceptable to Lender, subject only to exceptions to title approved by Lender and containing endorsements required by Lender including creditor's rights, and extended coverage endorsements.

         3.7 ENVIRONMENTAL REPORT. Lender shall have received a Phase I Environmental audit of the Property. The audit shall (i) be


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addressed to Lender; (ii) state that Lender may rely thereon; and (iii) be acceptable to Lender in its sole discretion.

         3.8 SALES CONTRACT AND WARRANTY. Lender shall have received and approved the form sales contract and warranty agreement for the Project.

         3.9 ADDITIONAL ITEMS. Lender shall have received such other items as Lender may reasonably require.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         As an inducement to Lender to disburse the Loan, Borrower hereby represents and warrants as follows, which representations and warranties shall be true as of the date hereof and shall remain true throughout the term of the
Loan:

         4.1 BORROWER EXISTENCE. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with its principal place of business at 3300 University Drive, Coral Springs, Florida 33065. Borrower is in good standing under the laws of the State of Florida and is authorized to transact business in the State of Florida. Borrower has full right, power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents. The Loan Documents are enforceable against Borrower in accordance with their respective terms.

                  (a) The sole shareholder of Borrower is Transeastern Properties of South Florida, Inc., a Florida corporation
("TRANSEASTERN").

                  (b) The sole common shareholders of Transeastern are Arthur Falcone, Edward Falcone, and Philip Cucci (Arthur Falcone,
Edward Falcone, Philip Cucci, and Transeastern are collectively referred to as "PRINCIPALS").

         4.2 CORPORATE DOCUMENTS. A true and complete copy of the articles of incorporation and by-laws of Borrower and all other documents creating and governing Borrower (collectively, the "INCORPORATION DOCUMENTS") have been furnished to Lender. The Incorporation Documents shall provide that the shareholders of Borrower shall fund cash shortfalls required by Borrower to satisfy its obligations when due as capital contributions. There are no other agreements, oral or written, among any of the shareholders of Borrower relating to Borrower. The Incorporation Documents were duly executed and delivered, are in full force and effect, and binding upon and enforceable in accordance with their terms. The Incorporation Documents constitute the entire understanding among the shareholders of Borrower. No breach exists under the Incorporation Documents and no act has occurred and no condition exists which, with the giving of notice or the passage of time would constitute a breach under the Incorporation Documents.

         4.3 OTHER AGREEMENTS. Borrower is not in default under any contract, agreement or commitment to which it is a party. The


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execution, delivery and compliance with the terms and provisions of this
Agreement and the Loan Documents will not (i) to the best of Borrower's knowledge, violate any provisions of law or any applicable regulation, order or other decree of any court or governmental entity, or (ii) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Borrower is bound.

         4.4 BUSINESS PLAN. The Improvements will be completed in accordance with the Business Plan approved by Lender and the plans and specifications for the Improvements approved by Construction
Mortgagee.

         4.5 PROPERTY. Fee simple title to the Property is owned by Borrower free and clear of all liens, claims, encumbrances, covenants, conditions and restrictions, security interests and claims of others, except as set forth in Exhibit D attached hereto. The Property and contemplated Improvements are and will be in compliance with all zoning requirements, building codes, subdivision improvement agreements, and all covenants, conditions and restrictions of record. The zoning and subdivision approval of the Property and the right and ability to construct, use or operate the Improvements are not in any way dependent on or related to any real estate other than the Property. There are no, nor are there any alleged or asserted violations of law, regulations, ordinances, codes, declarations, covenants, conditions, or restrictions of record, or other agreements relating to the Property or the Improvements, or any part thereof

         4.6 PROPERTY ACCESS. The Property is accessible through fully improved and dedicated roads accepted for maintenance and public use by the public authority having jurisdiction.

         4.7 UTILITIES. All utility services necessary and sufficient for the construction, use or operation of the Project are available at the boundary of the Property [(OR SUCH FUNDS ARE SET FORTH IN THE BUDGET FOR THE PURPOSE OF BRINGING SUCH SERVICES TO SAID BOUNDARY)] including, without limitation, water, storm, sanitary sewer, gas, electric and telephone facilities. Unconditional written permission has been obtained from the applicable utilities or municipalities, as the case may be, to connect the Project with each of such services.

         4.8 FLOOD HAZARDS/WETLANDS. Except as otherwise disclosed to Lender, the Property is not situated in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended, or as a wetlands by any governmental entity having jurisdiction over the Property. Borrower will maintain flood insurance on the Property in amounts and forms at all times satisfactory to Lender

         4.9 HAZARDOUS MATERIALS. To the best of Borrower's knowledge, after due inquiry, there exists no hazardous, dangerous or toxic substance or material within the meaning of any federal, state or local law, regulation or ordinance (collectively "Hazardous Materials"), on or beneath the surface of the Property


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or adjacent property and covenants to keep the Property free of any thereof.

         4.10 TAXES/ASSESSMENTS. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Project or any part thereof, except general real estate taxes for 1994-1995 not yet due or payable. Copies of the current general real estate tax bills with respect to the Project shall be delivered to Lender when available. Said bills cover the entire Property and do not cover or apply to any other property. There is no pending or contemplated action pursuant to which any special assessment may be levied against any portion of the Project.

         4.11 EMINENT DOMAIN. There is no eminent domain or condemnation proceeding pending or, to the best of Borrower's knowledge threatened, relating to the Property.

         4.12 LITIGATION. Except as set forth in Exhibit E, there is no litigation, arbitration or other proceeding or governmental investigation pending or, to the best of Borrower's knowledge, threatened against or relating to Borrower, any shareholder of Borrower, any Principal or any of their property, assets, or business, including the Project, which if decided adversely would materially and adversely affect the business, affairs, assets or financial condition of Borrower, any Principal, the Property, or the prospects for repayment of the Loan.

         4.13 DOCUMENTS. Borrower and the Principals have furnished Lender with a true and complete copy of all documents relating to the A & D Loan, the Construction Loan, and the Property.

         4.14 ACCURACY. Neither this Agreement nor any document, financial statement, credit information, certificate or statement furnished to Lender by Borrower or the Principals contains any untrue statement of a material fact or omits to state a material fact which would affect Lender's decision to make the Loan.

         4.15 MATERIAL ADVERSE CHANGE. There has been no material adverse change since December 13, 1994 in the structure, business operations, credit, prospects or financial condition of Borrower, any Principal or the Project.

         4.16 FOREIGN OWNERSHIP. Neither Borrower nor any Principal is or will be, and no legal or beneficial interest of a shareholder of Borrower is or will be held, directly or indirectly, by a "foreign corporation," "foreign partnership," "foreign trust," "foreign estate," "foreign person," "affiliate" of a "foreign person" or a "United States intermediary" of a "foreign person" within the meaning of IRC Sections 897 and 1445, the Foreign Investments in Real Property Tax Act of 1980, the International Foreign Investment Survey Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, or the regulations promulgated pursuant to such Acts or any amendments to such Acts.

         4.17 SOLVENCY. Neither Borrower, any shareholder in Borrower, nor any Principal is insolvent and there has been no: (i) assignment made for the benefit of the creditors of any of them;


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(ii) appointment of a receiver for any of them or for the property of any of them; or (iii) bankruptcy, reorganization, or liquidation proceeding instituted by or against any of them.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

         5.1 PAYMENT OF INDEBTEDNESS; PERFORMANCE OF OBLIGATIONS. Borrower shall promptly pay when due all payment obligations of Borrower to Lender (the "INDEBTEDNESS") and shall promptly perform all other obligations of Borrower to Lender.

         5.2 TAXES AND OTHER OBLIGATIONS. Borrower shall pay, when due, and before any interest, collection fees or penalties shall accrue, all taxes, assessments, fines, impositions and other charges and obligations, which may become a lien on or charge against the Project (collectively, "CHARGES"). Borrower shall have the right to contest, in good faith by appropriate proceedings, the amount or validity of any such Charges, so long as: (a) Borrower has given prior written notice to Lender of Borrower's intent to so contest or object to any such Charges; (b) such contest stays the enforcement or collection of the Charges or any lien created; and (c) the Charges or lien created are bonded or insured over by the title insurance company or Borrower has posted security therefor in accordance with the provisions of the A & D Loan Documents, the Construction Loan Documents or, if there are no such requirements, in a manner acceptable to Lender. Upon the request of Lender, Borrower shall immediately furnish to Lender all notices of amounts due and receipts evidencing payment. Borrower shall promptly notify Lender of any lien on all or any part of the Property and shall promptly discharge any unpermitted lien or encumbrance.

         5.3 RECORDING OF THE PRELIMINARY PLAT. Subject to the terms of Section 7.1(i), Borrower shall have the Preliminary Plat showing 131 lots within the Property approved by applicable authorities and Lender, and recorded by April 30, 1995.

         5.4 USE OF PROPERTY; IMPROVEMENTS. After the recording of the Preliminary Plat, Borrower shall not permit changes in the plat of subdivision, zoning classification or use of any part of the Property from residential use without Lender's written consent.

         5.5 INSURANCE. Borrower shall keep the Project insured, and shall maintain general liability coverage and such other coverages required by the Construction Loan Documents or as otherwise required by Lender, by carrier(s), in amounts and in form at all times satisfactory to Lender, which carrier(s), amounts and form shall not be changed without the prior written consent of Lender. In case of loss or damage by fire or other casualty, Borrower shall give immediate written notice thereof to the insurance carrier(s) and to Lender.

         5.6 CONDEMNATION. Borrower shall within three (3) business days of its receipt of notice thereof, notify Lender of any action or proceeding relating to any condemnation or other taking of the Project, or part thereof, and Borrower shall, after consultation with and subject to Lender's written approval, appear in and


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prosecute any such action or proceeding and/or settle or compromise any claim in connection therewith.

         5.7 PRESERVATION AND MAINTENANCE OF THE PROJECT. Borrower shall: (a) not commit waste or permit impairment or deterioration of the Project; (b) not abandon the Project; (c) keep the Project in good repair and restore or repair promptly, in a good and workmanlike manner, all or any part of the Project to the equivalent of its original condition; and (d) give notice in writing to Lender of and, unless otherwise directed in writing by Lender, appear in and defend any action or proceeding purporting to affect the Project, the security granted by the Loan Documents or the rights or powers of Lender. Borrower shall not remove, demolish or alter any Improvement on the Property except when incident to the Business Plan.

         5.8 INSPECTION. Lender and its authorized agents may enter upon and inspect the Project at all reasonable times upon notice given orally or in writing. Lender, at Borrower's expense, may retain one or more independent consultants to inspect the Project and all documents, drawings, plans, and consultants' reports relating thereto, provided, however, so long as no Event of Default (as hereinafter defined) has occurred, Lender shall not retain such independent consultants at Borrower's expense more than one (1) time in any twelve-month period during the period beginning April 30, 1995, and ending on the Maturity Date.

         5.9 BOOKS AND RECORDS. Borrower shall keep and maintain at all times at Borrower's address stated below, or such other place as Lender may approve in writing, complete and accurate books of accounts and records adequate to reflect the results of the operation of the Project and copies of all written contracts, correspondence, reports of Construction Mortgagee's independent consultant, plans and specifications for the Improvements and other documents affecting the Project. Lender and its designated agents shall have the right to inspect and copy any of the foregoing.

         5.10 FINANCIAL STATEMENTS. (a) Borrower shall furnish to Lender (i) weekly sales reports detailing the number of residences under contract, in escrow and sold and the amount of traffic at the Project, (ii) a copy of all draw request packages to Construction Mortgagee, (iii) a copy of all executed sales contracts, closing statements and escrow disbursement statements within five (5) days after Borrower's receipt, (iv) quarterly financial statements, (v) quarterly reports, including a status report on all construction activity on the Property, an updated construction schedule, a report comparing the Business Plan to actual costs to date and projected total costs, a revised business plan, detail of disbursement of Revenue for each Sale (all of the deliveries set forth in (iv) and (v) to be delivered within twenty (20) days after the end of each quarter), and (vi) additional documents or information Lender may reasonably request.

         (b) Borrower and the Principals shall furnish to Lender, if and when requested by Lender, annual financial statements for the operation of the Project, annual financial statements and balance sheet of assets and liabilities for Borrower and each Principal and


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a copy of the tax return(s) filed by Transeastern Properties of South Florida,
Inc., a Florida corporation, which accurately and fairly presents the results of the operations and the financial condition of the Borrower at the dates and for the period indicated.

         Each report or statement shall be in reasonable detail and certified as true and complete by Borrower or each Principal, as the case may be. In the event Borrower fails to comply with the requirements set forth above, Lender shall have the right to cause the books and records of Borrower to be audited by an independent certified public accountant at Borrower's expense.

         5.11 USE OF PROCEEDS. Borrower shall use the proceeds of the Loan for proper business purposes. No portion of the proceeds of the Loan shall be used by Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

         5.12     NOTICE OF LITIGATION OR DEFAULT.  Borrower shall provide
Lender with:

         (a) notice of any litigation, arbitration, or other proceeding or governmental investigation pending or, to Borrower's or any Principal's knowledge, threatened against or relating to Borrower, any Principal, or the Project; and

         (b) a copy of all notices of default and violations of laws, regulations, codes, ordinances and the like received by Borrower or any Principal relating to the Project.

         5.13 CHANGE IN BUSINESS PLAN. Borrower shall provide prompt notice to Lender of any modification or amendment of the Business Plan or the taking of an action constituting a "material deviation" therefrom. "MATERIAL DEVIATION" shall mean a material change to the Business Plan, including (i) an expenditure which [in the aggregate, together with all other expenditures over the duration of the project, would increase or decrease total projected Project Costs by at least five percent (5%) of the total cost shown on the Business Plan, (ii) a change in the size of types of Homes in the Project, (iii) a change of at least five percent (5%) (higher or lower) in the current base sales price (excluding lot premiums) from the prices set forth in the Business Plan, (iv) a change of at least five percent (5%) (higher or lower) in the lot premiums set forth in the Business Plan, or (v) any change that may result in slower cumulative sales absorption than projected by the Business Plan. In the event Lender does not, in its sole discretion, approve the Material Deviation in the Business Plan, Lender shall not be obligated to make any Additional Advance.

         5.14 PURCHASE MONEY MORTGAGE. On or before May 31, 1995, that certain Mortgage of the Property from Borrower in favor of Purchase Money Mortgagee dated June 30, 1994, and recorded in the real estate records of Broward County, Florida, on July 5, 1994, as File

No. 94-330709 ("PURCHASE MONEY MORTGAGE"), shall be assigned to
Construction Mortgagee.

                                   ARTICLE VI
                              ADDITIONAL COVENANTS

         6.1      NO AMENDMENTS.  Borrower shall not:

         (a) materially amend or modify the sales contracts and warranty agreements for the Project without Lender's written consent; or

         (b) suffer or permit the amendment or modification of the Incorporation Documents.

         6.2 LEASES. Neither Borrower nor any Principal will enter into any lease or other rental or occupancy arrangement or concession agreement with respect to the Project without Lender's written consent, other than leases for model furniture or any other leases listed in the Business Plan.

         6.3 TRANSFERS OF THE PROPERTY OR BENEFICIAL INTEREST IN BORROWER. Neither Borrower nor any Principal shall (a) create or permit the creation of any new ownership interest in Borrower, any shareholder of Borrower, or any Principal, or (b) sell, transfer or assign (i) all or any part of the Project (except Sales in accordance with the Business Plan); (ii) any ownership interest in Borrower, any shareholder of Borrower, or any Principal (including any interest in the profits, losses or cash distributions in any way relating to the Project or Borrower), or (iii) the beneficial interests of any Principal in Borrower which would result in the Principals, in the aggregate, owning less than 51% of the total beneficial interests in Borrower. Intestate transfers or transfers by devise shall not constitute a transfer for the purposes of the foregoing provisions.

         6.4 NO ADDITIONAL LIENS, ENCUMBRANCES OR INDEBTEDNESS. Borrower covenants not to grant or permit the filing of any lien or encumbrance on the Project, other than those created by the A & D Loan Documents, the Construction Loan Documents, and the Loan Documents, without the prior written consent of Lender; provided, however, Borrower may, by appropriate proceeding, contest the validity or amount of any asserted lien and, pending such contest, Borrower shall not be deemed to be in default hereunder if (a) Borrower has given prior written notice to Lender of Borrower's intent to so contest, (b) such contest stays the enforcement of the contested lien, and (c) the contested lien is bonded or insured over by the title insurance company or Borrower has posted security therefor in accordance with the provisions of the A & D Loan Documents, the Construction Loan Documents or, if there are no such requirements, in a manner acceptable to Lender.

         6.5 NO ADDITIONAL INDEBTEDNESS. Borrower shall not, without Lender's prior written consent, incur additional indebtedness.

         6.6 SINGLE ASSET ENTITY. Borrower shall not: (i) hold or acquire, directly or indirectly, any ownership interest (legal or equitable) in any real or personal property other than the Project; (ii) become a shareholder, member or partner of any entity which acquires or holds any property other than the Project; or (iii) conduct any business other than the ownership and development of the Project.

         6.7 PERSONAL PROPERTY. Neither Borrower nor the Principals shall, without the prior written consent of Lender, sell (except Sales in accordance with the Business Plan), assign, transfer, remove or permit to be removed from the Project any personal property owned by Borrower now or at any time located at or used in connection with the construction, operation, repair or replacement of the Project ("PERSONAL PROPERTY"). So long as no Event of Default exists, Borrower may sell or otherwise dispose of the Personal Property when obsolete, worn out, inadequate, unserviceable or unnecessary for use in the operation of the Project, but only upon replacing the same with other Personal Property at least equal in value and utility to the disposed Personal Property. If replacement of the disposed Personal Property is not necessary, in Borrower's discretion with Lender's written approval, then the proceeds of such sale shall become a part of the Revenue.

         6.8 NO AMENDMENTS. Borrower shall not modify or amend the terms and provisions of the A & D Loan Documents or the Construction Loan Documents, in any material respect without Lender's written consent. Borrower shall promptly furnish Lender with copies of all modifications and amendments. Borrower will notify Lender in writing of any default under the A & D Loan Documents or the Construction Loan Documents within five (5) days of Borrower's actual knowledge of such default. If Borrower has received a written default notice, Borrower shall send a copy of such notice with its written notification to Lender.

         6.9 IMBALANCE. Borrower shall immediately fund all shortfalls and amounts necessary to keep the A&D Loan and the Construction Loan in balance.

                                   ARTICLE VII
                 EVENTS OF DEFAULT; ACCELERATION OF INDEBTEDNESS

         7.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" under this Agreement:

         (a) failure of Borrower to pay, within ten (10) days of the due date, any of the Indebtedness, including any payment due under the Note or this Agreement; or

         (b) failure of Borrower to strictly comply with Sections 5.5 (insurance), 5.8 (inspection), 6.3 (prohibition on transfers), 6.4 (no additional liens), and 6.6 (single asset entity) of this Agreement; or

         (c) breach of any covenant, representation or warranty other than as set forth in subsections (a) and (b) above which is not cured within thirty (30) days after notice; provided, however, if such breach cannot by its nature be cured within thirty (30) days, and Borrower diligently pursues the curing thereof (and then in all events cures such failure within ninety (90) days after the original notice thereof), Borrower shall not be in default hereunder; or

         (d) a petition under any Chapter of Title 11 of the United States Code or any similar law or regulation is filed by or against Borrower or any Principal (and in the case of an involuntary petition in bankruptcy, such petition is not discharged within sixty (60) days of its filing), or a custodian, receiver or trustee for any of the Project is appointed, or Borrower or any Principal makes an assignment for the benefit of creditors, or any of them are adjudged insolvent by any state or federal court of competent jurisdiction, or any of them admit their insolvency or inability to pay their debts as they become due or an attachment or execution is levied against any of the Project; or

         (e) the occurrence of a default and the expiration of any cure period applicable thereto under any other Loan Document; or

         (f) Borrower shall default in the payment of any indebtedness (other than the Indebtedness) and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same; or

         (g) any statement, report or certificate made or delivered to Lender by Borrower or any Principal is not materially true and complete at any time; or

         (h) the occurrence of a default under the A & D Loan Documents or the Construction Loan Documents and the expiration of any applicable cure period.

         (i) failure to have the Preliminary Plat approved creating 131 lots on the Property by the applicable authorities by April 30, 1995, unless Borrower has prepaid the sum of $500,000 by May 1, 1995.

         7.2 ACCELERATION; REMEDIES. Upon the occurrence of an Event of Default at the option of Lender, the Indebtedness shall become immediately due and payable without notice to Borrower and Lender shall be entitled to all of the rights and remedies provided in the Loan Documents or at law or in equity. Each remedy provided in the Loan Documents is distinct and cumulative to all other rights or remedies under the Loan Documents or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 BORROWER AND LIEN NOT RELEASED. Without affecting the liability of Borrower, any Principal or any other person liable for the payment of the Indebtedness, and without affecting Lender's rights under this Agreement, Lender may, from time to time and without notice to any lien holder or holder of any right or other interest in and to the Project: (a) release any person so liable; (b) waive or modify any provision of this Agreement or the other Loan Documents or grant other indulgences; (c) release all or any part of the Project; (d) take additional security for any obligation herein mentioned; (e) subordinate its rights under any of the Loan Documents; (f) consent to the granting of any easement; or (g) consent to any map or plan of the Project.

         8.2 EXPENDITURES AND EXPENSES. Borrower agrees to promptly pay all reasonable "COSTS" incurred by Lender in connection with the documentation, modification, workout, collection or enforcement of the Loan or any of the Loan Documents (as applicable) and all such Costs shall be included as additional Indebtedness bearing interest at the Default Rate set forth in the Note until paid. For the purposes hereof "Costs" shall mean all expenditures and expenses which may be paid or incurred by or on behalf of Lender including repair costs, payments to remove or protect against liens, attorneys' fees (including fees of Lender's inside counsel), receivers' fees, appraisers' fees, engineers' fees, accountants' fees, independent consultants' fees (including environmental consultants), all costs and expenses incurred in connection with any of the foregoing, Lender's out-of-pocket costs and expenses related to any audit or inspection of the Property, outlays for documentary and expert evidence, stenographers' charges, stamp taxes, publication costs, and costs (which may be estimates as to items to be expended after entry of an order or judgment) for procuring all such abstracts of title, title searches and examination, title insurance policies, and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute any action or to evidence to bidders at any sale of the stock in Borrower the true condition of the title to, or the value of, the Project.

         8.3 DISCLOSURE OF INFORMATION. Borrower agrees that Lender shall have the right (but shall be under no obligation) to make available to any party for the purpose of granting participations in or selling, transferring, assigning or conveying all or any part of the Loan (including, without limitation, any governmental agency or authority and any prospective bidder at any sale of any of the stock in Borrower) any and all information which Lender may have with respect to the Project and the Borrower, whether provided by Borrower, the Principals or any third party or obtained as a result of any environmental assessments. Borrower and the Principals agree that Lender shall have no liability whatsoever as a result of delivering any such information to any third party, and Borrower and the Principals, on behalf of themselves and their successors and assigns, hereby release and discharge Lender from any and all liability, claims, damages, or causes of action, arising out of, connected with or incidental to the delivery of any such information to any third party.

         8.4 SALE OF LOAN. Lender, at any time and without the consent of Borrower or the Principals, may grant participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loan, this Agreement and the other Loan Documents, any guaranties given in connection with the Loan and any collateral given to secure the Loan, so long as Lender remains as manager and servicer of the Loan.

         8.5 FORBEARANCE BY LENDER NOT A WAIVER. Any forbearance by Lender in exercising any right or remedy under any of the Loan Documents, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. Lender's acceptance of payment of any sum secured by any of the Loan Documents after the due date of such payment shall not be a waiver of Lender's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender's right to accelerate the maturity of the Indebtedness, nor shall Lender's receipt of any awards, proceeds or damages under Section 7.2 hereof operate to cure or waive Borrower's or the Principals' default in payment of sums secured by any of the Loan Documents. With respect to all Loan Documents, only waivers made in writing by Lender shall be effective against Lender.

         8.6 WAIVER OF STATUTE OF LIMITATIONS. Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien created by any of the Loan Documents or to any action brought to enforce the Note or any other obligation secured by any of the Loan Documents.

         8.7 GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect or impair the validity, legality or enforceability of the remainder of this Agreement, and to this end, the provisions of this Agreement are declared to be severable.

         8.8 NOTICE. Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier or U.S. Mail and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (Chicago time) on a business day; provided that a hard copy of such notice is also sent pursuant to clause (c) or (d) below; (c) if by overnight courier, on the first business day after delivery to the courier; or (d) if by U.S. Mail, on the fourth (4th) day after deposit in the mail, postage prepaid, certified mail, return receipt requested.

Notices to Borrower:      Transeastern Properties at the Cove, Inc.
                          3300 University Drive
                          Coral Springs, Florida 33065
                          Attention: Arthur Falcone
                          Telecopy: (305) 346-9704

Notices to Lender:       Heller Financial, Inc.
                         Real Estate Financial Services
                         500 West Monroe Street, 13th Floor
                         Chicago, Illinois 60661
                         Attention: Manager, Residential Investment Group
                         Telecopy:   (312) 441-7150

with a copy to:          Heller Financial, Inc.
                         Real Estate Financial Services
                         500 West Monroe Street, 15th Floor
                         Chicago, Illinois 60661
                         Attention:  Deputy General Counsel
                         Telecopy:   (312) 441-7872

         8.9 SUCCESSORS AND ASSIGNS BOUND; JOINT AND SEVERAL LIABILITY; AGENTS; CAPTIONS. The covenants and agreements contained in the Loan Documents shall bind, and the rights thereunder shall inure to, the respective successors and assigns of Lender, Borrower and the Principals, subject to the provisions of this Agreement. All covenants and agreements of Borrower and the Principals shall be joint and several. In exercising any rights under the Loan Documents or taking any actions provided for therein, Lender may act through its employees, agents or independent contractors as authorized by Lender. The captions and headings of the paragraphs of this Agreement are for convenience only and are not to be used to interpret or define the provisions hereof.

         8.10 TERMS. As used in the Loan Documents "business day" means any day, other than a Saturday or a Sunday, when banks in Chicago, Illinois are not required or authorized to be closed.

         8.11 LOSS OF NOTE. Upon notice from Lender of the loss, theft, or destruction of the Note and upon receipt of an indemnity reasonably satisfactory to Borrower from Lender, or in the case of mutilation of the Note, upon surrender of the mutilated Note, Borrower shall make and deliver a new note of like tenor in lieu of the then to be superseded Note.

         8.12 EXCULPATION. This Agreement and other Loan Documents and all of Borrower's obligations hereunder and thereunder are subject to the provisions of the Note entitled Exculpation, which are incorporated herein by this reference.

         8.13 TIME OF ESSENCE. Time is of the essence of this Agreement and the performance of each of the covenants and agreement contained herein.

         8.14 VENUE. BORROWER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT
OF, RELATED TO OR FROM THIS AGREEMENT SHALL BE LITIGATED, AT
LENDER'S SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A
SITUS WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS.  BORROWER
HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE
OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE.  BORROWER
HEREBY IRREVOCABLY APPOINTS AND DESIGNATES C T CORPORATION SYSTEM,

WHOSE ADDRESS IS BORROWER, C/O C T CORPORATION SYSTEM, 208 S. LASALLE STREET, CHICAGO, ILLINOIS 60604, AS ITS DULY AUTHORIZED AGENT FOR SERVICE OF LEGAL PROCESS AND AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF PROCESS UPON SUCH PARTY. IN THE EVENT SERVICE IS UNDELIVERABLE BECAUSE SUCH AGENT MOVES OR CEASES TO DO BUSINESS IN CHICAGO,

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

ILLINOIS, BORROWER SHALL, WITHIN TEN (10) DAYS AFTER LENDER'S REQUEST, APPOINT A SUBSTITUTE AGENT (IN CHICAGO, ILLINOIS) ON ITS BEHALF AND WITHIN SUCH PERIOD NOTIFY LENDER OF SUCH APPOINTMENT. IF SUCH SUBSTITUTE AGENT IS NOT TIMELY APPOINTED, LENDER SHALL, IN ITS SOLE DISCRETION, HAVE THE RIGHT TO DESIGNATE A SUBSTITUTE AGENT UPON FIVE (5) DAYS NOTICE TO BORROWER. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY LENDER ON THE LOAN DOCUMENTS IN ACCORDANCE WITH THIS PARAGRAPH.

         8.15 JURY TRIAL WAIVER. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

         8.16 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original and together shall constitute the Agreement.

         8.17 FINAL AGREEMENT. This Agreement, together with the other Loan Documents, represent the entire agreement among Borrower, Principal, and Lender and supercedes all prior agreements among such parties. The Loan Documents may only be modified by written instrument executed by the applicable parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or has caused the same to be executed by their duly authorized representatives as of the date first above written.

                                    BORROWER:

                                    TRANSEASTERN PROPERTIES AT THE COVE,
                                    INC., a Florida corporation



                                    By:____________________________
                                    Name: Arthur Falcone
                                    Its: President

                                     LENDER:

                                     HELLER FINANCIAL, INC.



                                     By:____________________________
                                     Its:___________________________

                                    EXHIBIT A


                                LEGAL DESCRIPTION


LOTS 1 THROUGH 12 INCLUSIVE, BLOCK A; LOTS 1 THROUGH 57, INCLUSIVE, BLOCK B; LOTS 1 THROUGH 10 INCLUSIVE, BLOCK C; LOTS 1 THROUGH 26, INCLUSIVE, BLOCK D; PARCELS A, B AND C, THE COVE OF EAGLE LAKE, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 146 AT PAGE 40 OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA.

                                    EXHIBIT B


                                  BUSINESS PLAN

                                    EXHIBIT C


                          CONSTRUCTION MORTGAGEE LETTER


                                                         Loan No. 94-273
                                                         --------------------



                                February __, 1995



Heller Financial, Inc.
500 West Monroe Street
Suite 1500
Chicago, Illinois  60661

         Re: $3,437,500.00 loan (the "Loan") by Heller Financial, Inc. ("Heller") to Transeastern Properties at the Cove, Inc, a Florida corporation ("Borrower")

Ladies and Gentlemen:

         We have been advised by Borrower that Heller requires this letter from us as a condition precedent to making the Loan to Borrower.

         As an inducement to Heller making the Loan, we hereby agree as follows:

         1. We will promptly send Heller a copy of all default notices sent to Borrower under the loan documents evidencing or securing our loans to Borrower (collectively, the "ADC Documents").

         2. We acknowledge the pledge of the common stock to Heller. Heller's acquisition of additional common stock in Borrower due to Heller's exercise of its rights under the stock pledge agreement shall not constitute a default or an event of default under the ADC Documents.

         3. We will not change the loan amount, the interest rate, the maturity date, the release provisions or the default provisions of the ADC Documents without Heller's prior written consent.

         4. We confirm that there is no default or event of default under the ADC Documents, and that all of the conditions precedent to the funding of our loans to Borrower have either been satisfied or waived by us except as follows:
                  ---------------------------------------------------
                  -------------------------------------------------------

                  -------------------------------------------------------
                  ---------------------.


                                   Sincerely,

                                   OHIO SAVINGS BANK



                                   By:   ______________________________
                                   Name: _____________________________
                                   Title: ______ President

                                    EXHIBIT D


                              PERMITTED EXCEPTIONS

                                    EXHIBIT E


                                   LITIGATION

                                      NONE

                                   SCHEDULE 1



A&D Loan                                                   3.1
A&D Loan Documents                                        3.1(b)
Accrued Interest                                           1.5
Additional Advances                                        1.2
Administration Fee                                       1.8 (vi)
Affiliate                                                  1.9
Agreement                                                Preamble
Borrower                                                 Preamble
Budget                                                     1.8
Business Day                                               8.10
Business Plan                                              1.8
Charges                                                    5.2
Closing Date                                               1.1
Collateral                                              Article II
Construction Loan                                          3.1
Construction Loan Documents                               3.1(b)
Construction Mortgagee                                     3.1
Control                                                    1.9
Costs                                                      8.2
Event of Default                                           7.1
FIRREA                                                     3.4
Hazardous Materials                                        4.9
Home(s)                                                Recitals/B.
Improvements                                           Recitals/B.
Incorporation Documents                                    4.2
Indebtedness                                               5.1
Initial Funding Amount                                     1.1
Interest Rate                                              1.4
Lender                                                   Preamble
Loan                                                   Recitals/A.
Loan Documents                                             3.2
Material Deviation                                         5.13
Maturity Date                                              1.3
Maximum Interest Accrual                                   1.5
Note                                                   Recitals/A.
Participation                                              1.6
Payment Terms                                              1.5
Person                                                     1.9
Personal Property                                          6.7
Pledge                                                  Article II
Preliminary Plat                                       Recitals/B.
Principals                                                4.1(b)
Project                                                Recitals/B.
Project Costs                                              1.8
Property                                               Recitals/B.
Purchase Money Loan                                       3.1(c)
Purchase Money Mortgage                                    5.14
Purchase Money Mortgagee                                  3.1(c)
Revenue                                                    1.8
Sale                                                       1.8
Sales Commission                                         1.8 (b)
Sales Costs                                                1.8
Warranty Reserve                                        1.8 (viii)

Working Capital Reserve                                  1.8 (vii)

                                 PROMISSORY NOTE


$3,437,500                                                    February 22, 1995


1.       PROMISE TO PAY.

         FOR VALUE RECEIVED, TRANSEASTERN PROPERTIES AT THE COVE, INC., a Florida corporation ("MAKER") whose address is 3300 University Drive, Coral Springs, Florida 33065, promises to pay to the order of HELLER FINANCIAL, INC., a Delaware corporation, and its successors and assigns ("HOLDER") the sum of THREE MILLION FOUR HUNDRED AND THIRTY SEVEN THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($3,437,500), together with all other amounts added thereto pursuant to this Note or otherwise payable to Holder including, but not limited to, the Participation set forth in the Loan Agreement (as hereinafter defined) (the "LOAN") (or so much thereof as may from time to time be outstanding), together with interest thereon as hereinafter set forth, payable in lawful money of the United States of America. Payments shall be made to Holder at 500 West Monroe Street, 15th Floor, Chicago, Illinois 60661 (or such other address as Holder may hereafter designate in writing to Maker).

         The repayment of the Loan evidenced by this Note is secured by, among other things, those certain Stock Pledge Agreements of even date herewith (the "ASSIGNMENTS") encumbering, among other things, all of the issued and outstanding common stock in Maker. This Note, the Assignments, the Loan Agreement of even date herewith (the "LOAN AGREEMENT") and any other documents evidencing or securing the Loan or executed in connection therewith, and any modification, renewal or extension of any of the foregoing are collectively called the "LOAN DOCUMENTS".

2.       PRINCIPAL AND INTEREST.

         So long as no Event of Default exists, interest shall accrue on the principal balance hereof from time to time outstanding and Maker shall pay interest thereon at a rate equal to a fixed rate per annum equal to ten percent (10%) (the "INTEREST RATE"). Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed.

3.       PAYMENT.

         Notwithstanding the Interest Rate, commencing March 20, 1995, Maker shall make monthly payments in arrears on or before the twentieth day of each month computed at the Payment Rate. "PAYMENT RATE" shall mean an amount equal to cash available as of the end of the prior month after applying "REVENUE" (as defined in the Loan Agreement) to satisfy the distribution requirements of subsections (i) through (vii) of Section 1.8 of the Loan Agreement ("AVAILABLE CASH"). The Payment Rate shall not exceed the sum of (i) all outstanding Accrued Interest plus (ii) Interest then due and payable from time to time on the outstanding Principal Amount. The Payment Rate shall be calculated based on a 360 day year and charged for the actual number day elapsed. Maker's monthly payment shall be applied first to interest due at the Interest Rate for such month, second to Accrued Interest, if any, until paid in full, and third to the outstanding principal balance.

         To the extent the Interest Rate exceeds the Payment Rate, such excess interest shall accrue ("ACCRUED INTEREST") and shall bear interest at the Interest Rate, and the cumulative amount of Accrued Interest shall not exceed the lesser of (a) Six Hundred Eighty-Seven Thousand Five Hundred Dollars ($687,500), or (b) twenty-five percent (25%) of the outstanding balance of the principal amount of the Loan (the "MAXIMUM INTEREST ACCRUAL"). In the event Accrued Interest reaches the Maximum Interest Accrual, no further interest accrual shall be permitted, and Maker shall immediately commence monthly interest payments at the greater of the Interest Rate and the Payment Rate. Any repaid Accrued Interest shall not be available for further accrual.

         The Loan shall be due and payable on or before February 28, 1999, or any earlier date on which the Loan shall be required to be paid in full, whether by acceleration or otherwise ("MATURITY DATE").

4.       PREPAYMENT.

         Maker may prepay the Loan in full or in part without premium at any time.

5.       DEFAULT.

         5.1      EVENTS OF DEFAULT.

         Any of the following shall constitute an "EVENT OF DEFAULT" under this
Note: (a) failure to pay any amounts owed pursuant to this Note within ten (10) calendar days after such payment is due; or (b) the occurrence of any default under any of the other Loan Documents, after giving effect to any applicable grace or cure period.

         5.2      REMEDIES.

         So long as an Event of Default remains outstanding: (a) interest shall accrue at a rate equal to the Interest Rate plus four percent (4%) per annum;
(b) Holder may, at its option and without notice (such notice being expressly waived), declare the Loan immediately due and payable; and (c) Holder may pursue all rights and remedies available under the Assignments or any other Loan Documents. Holder's rights, remedies and powers, as provided in this Note and the other Loan Documents, are cumulative and concurrent, and may be pursued singly, successively or together against Maker, any guarantor of the Loan, the security described in the Loan Documents, and any other security given at any time to secure the payment hereof, all at the sole discretion of Holder. Additionally, Holder may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Holder's sole discretion. Failure of Holder, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of the right to exercise the same at any time during the continued existence of any Event of Default or any subsequent Event of Default.

         If any attorney is engaged: (i) to collect the Loan or any sums due under the Loan Documents, whether or not legal proceedings are thereafter instituted by Holder; (ii) to represent Holder in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Note; (iii) to protect the liens and security interests of the Assignments or any of the Loan Documents; (iv) to represent Holder in any other proceedings whatsoever in connection with any Assignment or any of the other Loan Documents including post judgment proceedings to enforce any judgment related to the Loan Documents; or (v) in connection with seeking an out-of-court workout or settlement of any of the foregoing, then Maker shall pay to Holder all costs, attorneys' fees and expenses in connection therewith, in addition to all other amounts due hereunder.

6.       LATE CHARGE.

         If payments of principal and/or interest, or any other amounts under the other Loan Documents are not timely made or remain overdue for a period of ten (10) days, Maker, without notice or demand by Holder, promptly shall pay an amount ("LATE CHARGE") equal to four percent (4%) of each delinquent payment.

7.       GOVERNING LAW; SEVERABILITY.

         This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois. The invalidity, illegality or unenforceability of any provision of this Note shall not affect or impair the validity, legality or enforceability of the remainder of this Note, and to this end, the provisions of this Note are declared to be severable.

8.       WAIVER.

         Maker, for itself and all endorsers, guarantors and sureties of this Note, and their heirs, successors and assigns, legal representatives, hereby waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that their respective liability shall be unconditional and without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Holder. Maker, for itself and all endorsers, guarantors and sureties of this Note, and their heirs, legal representatives, successors and assigns, hereby consents to every extension of time, renewal, waiver or modification that may be granted by Holder with respect to the payment or other provisions of this Note, and to the release of any makers, endorsers, guarantors or sureties, and of any collateral given to secure the payment hereof, or any part hereof, with or without substitution, and agrees that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to Maker or to any endorser, guarantor or surety and without affecting the liability of any of them.

9.       SECURITY, APPLICATION OF PAYMENTS.

         This Note is secured by the liens, encumbrances and obligations created hereby and by the other Loan Documents and the terms and provisions of the other Loan Documents are hereby incorporated herein. Payments will be applied, at Holder's option, first to any fees, expenses or other costs Maker is obligated to pay under this Note or the other Loan Documents, second to interest due on the Loan and third to the outstanding principal balance of the Loan.

10.      MISCELLANEOUS.

         10.1     AMENDMENTS.

         This Note may not be terminated or amended orally, but only by a termination or amendment in writing signed by Holder and Maker.

         10.2     LAWFUL RATE OF INTEREST.

         In no event whatsoever shall the amount of interest paid or agreed to be paid to Holder pursuant to this Note or any of the Loan Documents exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note and the other Loan Documents shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto ("EXCESS INTEREST"), then IPSO FACTO, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Holder shall receive, as interest, an amount which would be deemed unlawful under such applicable law, such interest shall be applied to the Loan (whether or not due and payable), and not to the payment of interest, or refunded to Maker if such Loan has been paid in full. Neither Maker nor any guarantor or endorser shall have any action against Holder for any damages whatsoever arising out of the payment or collection of any such Excess Interest.

         10.3     CAPTIONS.

         The captions of the Paragraphs of this Note are for convenience of reference only and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

         10.4     NOTICES.

         Notices shall be given under this Note in conformity with the terms and conditions of the Loan Agreement.

         10.5     JOINT AND SEVERAL.

         The obligations of Maker under this Note shall be joint and several obligations of Maker and of each Maker, if more than one, and of each Maker's heirs, personal representatives, successors and assigns.

         10.6     TIME OF ESSENCE.

         Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein.

11.      EXCULPATION.

         Subject to the provisions set forth below, neither Maker nor any Principal (as defined in the Loan Agreement) shall be personally liable to pay the Loan and Holder agrees to look solely to the Project (as defined in the Loan Agreement) and any other collateral heretofore, now, or hereafter pledged by any party to secure the Loan. Notwithstanding the foregoing, Maker and each Principal, jointly and severally, shall be personally liable:

                  (a) for all losses, damages, costs and expenses including attorneys' fees incurred by Holder as a result of (i) any failure after the occurrence and during the continuance of any Event of Default (without benefit of any applicable grace or cure period), to apply any portion of the gross income from the Project to the Loan or to customary operating expenses of the Project, (ii) any material misrepresentation in any Loan Document, fraud or any misappropriation of any funds deriving from the Project, (iii) any intentional or material waste or abandonment of the Project, or (iv) any breach of any representation, covenant or obligation concerning Hazardous Materials (as defined in the Loan Agreement) set forth in the Loan Agreement or set forth in that certain Hazardous Materials Indemnity Agreement from Maker and Principals to Holder of even date herewith, each as amended from time to time, and

                  (b) for payment of the Loan (including the Participation, if due, and all principal, interest, fees, costs, expenses and attorney's fees) and all other obligations of Maker under the Loan Documents in the event of (i) any breach of any of the covenants in Sections 6.3,
         6.4 or 6.5 of the Loan Agreement pertaining to transfers of interests and additional encumbrances, respectively or (ii) the filing by Maker, or the filing against Maker by any Principal, of any proceeding for relief under any federal or state bankruptcy, insolvency or receivership laws or any assignment for the benefit of creditors made by Maker.

         The foregoing shall in no way limit or impair the enforcement against the Project or any other security granted by the Loan Documents of any of the Holder's rights and remedies pursuant to the Loan Documents.

12.      SALE OF LOAN.

         Holder, at any time and without the consent of Maker, may grant participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loan, this Note, the Assignments and the other Loan Documents, any guaranties given in connection with the Loan and any collateral given to secure the Loan.

13.      VENUE.

         MAKER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS NOTE SHALL BE LITIGATED, AT HOLDER'S SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A SITUS WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS. MAKER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. MAKER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES C T CORPORATION SYSTEM, WHOSE ADDRESS IS MAKER, C/O C T CORPORATION SYSTEM, 208 S. LASALLE STREET, CHICAGO, ILLINOIS 60604, AS ITS DULY AUTHORIZED AGENT FOR SERVICE OF LEGAL PROCESS AND AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF PROCESS UPON MAKER. IN THE EVENT SERVICE IS UNDELIVERABLE BECAUSE SUCH AGENT MOVES OR CEASES TO DO BUSINESS IN CHICAGO, ILLINOIS, MAKER SHALL, WITHIN TEN (10) DAYS AFTER HOLDER'S REQUEST, APPOINT A SUBSTITUTE AGENT (IN CHICAGO, ILLINOIS) ON ITS BEHALF AND WITHIN SUCH PERIOD NOTIFY HOLDER OF SUCH APPOINTMENT. IF SUCH SUBSTITUTE AGENT IS NOT TIMELY APPOINTED, HOLDER SHALL, IN ITS SOLE DISCRETION, HAVE THE RIGHT TO DESIGNATE A SUBSTITUTE AGENT UPON FIVE (5) DAYS NOTICE TO MAKER. MAKER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY HOLDER ON THE LOAN DOCUMENTS IN ACCORDANCE WITH THIS PARAGRAPH.

14.      JURY TRAIL WAIVER.

         MAKER, AND HOLDER BY ITS ACCEPTANCE OF THIS NOTE, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY MAKER AND BY HOLDER, AND MAKER ACKNOWLEDGES THAT NEITHER HOLDER NOR ANY PERSON ACTING ON BEHALF OF HOLDER HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. MAKER AND HOLDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND HOLDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKER AND HOLDER FURTHER ACKNOWLEDGE THAT THEY

HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE
REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.


         IN WITNESS WHEREOF, Maker has executed this Note or has caused the same to be executed by its duly authorized representatives as of the date set first forth above.

                                     MAKER:

                                     TRANSEASTERN PROPERTIES AT THE COVE,
                                     INC., a Florida corporation



                                     By:  _______________________
                                     Name:  Arthur Falcone
                                     Its:  President

                             STOCK PLEDGE AGREEMENT


         This STOCK PLEDGE AGREEMENT (this "PLEDGE AGREEMENT"), dated as of October, 1994, is between TRANSEASTERN PROPERTIES OF SOUTH FLORIDA, INC., a corporation ("SHAREHOLDER"), and HELLER FINANCIAL, INC., a Delaware corporation ("LENDER").

                                    RECITALS

         A. Lender and Transeastern Properties at the Cove, Inc., a Florida corporation ("BORROWER"), have entered into a Loan Agreement (as the same may be amended, modified, supplemented or restated from time to time, the "LOAN AGREEMENT"), pursuant to which Lender has agreed or to make loans and other financial accommodations to Borrower (the "Loan") subject to the terms and conditions set forth in the Loan Agreement;

         B. One of the conditions to Lender's agreement to enter into the Loan Agreement is that Shareholder shall have executed and delivered this Pledge Agreement to secure the payment and performance of Shareholder's Obligations (as hereinafter defined).

         NOW, THEREFORE, in order to induce Lender to make the Loan, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Shareholder and Lender hereby agree as follows:

1. DEFINITIONS. All capitalized terms not elsewhere defined in this Pledge Agreement and defined in the Loan Agreement shall have the respective meanings ascribed to such terms in the Loan Agreement. The following terms shall have the following meanings in this Pledge Agreement:

         COLLATERAL: the Securities and all dividends, distributions and other amounts or additional securities of Borrower or any successor in interest to Borrower to which Shareholder or any successor in interest to Shareholder (with or without additional consideration) is or becomes entitled by virtue of the ownership by such Person of any of the Securities or as the result of any corporate reorganization, merger, consolidation, stock split, stock dividend, conversion, preemptive right or otherwise, and the proceeds thereof.

         INDEBTEDNESS: all liabilities and obligations of Borrower and Principal to Lender under the Loan Documents, including payments of Lender's Percentage of Excess Cash Flow and the Participation.

         SECURITIES: the capital stock of Borrower and any warrants, options or other rights to purchase capital stock of Borrower owned by Shareholder and described in Exhibit A hereto, and duly executed assignments separate from certificate satisfactory to Lender attached thereto.

         SHAREHOLDER'S OBLIGATIONS: (i) any and all Indebtedness, due or to become due, now existing or hereafter arising, of Shareholder to Lender pursuant to the terms of this Pledge Agreement or any other Loan Documents and (ii) the performance of the covenants contained in this Pledge Agreement and all other Loan Documents.

2. PLEDGE OF COLLATERAL. To secure payment and performance of Shareholder's Obligations, Shareholder hereby pledges and deposits with Lender the Securities and hereby assigns and grants to Lender a valid and perfected first Lien in (i) the Securities and (ii) all other items of Collateral now owned or hereafter acquired by Shareholder.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS. Shareholder hereby represents, warrants and covenants to Lender as follows:

         3.1 AUTHORITY. Shareholder has full power and authority to enter into, execute, deliver and carry out the terms of the Loan Documents to which it is a party and to incur the obligations provided for therein.

         3.2 RESTRICTIONS. Shareholder is not a party to and has no knowledge of any agreements restricting the transfer of any of the Collateral other than as provided in the Loan Documents. Shareholder has not granted any options for the purchase of, or any calls, commitments or claims of any character relating to, any of the Collateral to any person.

         3.3 BINDING AGREEMENTS. This Pledge Agreement, when executed and delivered, will constitute the valid and legally binding obligations of Shareholder, enforceable against Shareholder in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) equitable principles.

         3.4 LITIGATION. There are no actions, suits, arbitration proceedings or claims pending or threatened against Shareholder or maintained by Shareholder at law or in equity or before any governmental body which, if adversely determined, could have a material adverse effect. There are no proceedings pending or threatened against Shareholder which call into question the validity or enforceability of any of the Loan Documents to which Shareholder is a party or any of the transactions contemplated thereby.

         3.5 CONFLICTING AGREEMENTS. Shareholder is not in default under any agreement to which Shareholder is a party or by which Shareholder or any of the property of Shareholder is bound, the effect of which default might have a material adverse effect. No authorization, consent, approval or other action by, and no notice to or filing with, any governmental body or any other person which has not already been obtained, taken or filed, as applicable, is required (i) for the execution, delivery or, performance by Shareholder of this Pledge Agreement or (ii) as a condition to the validity or, enforceability of this Pledge Agreement, or the validity, enforceability or priority of the security interests in favor of Lender, except for certain filings to establish and perfect the security interests in favor of Lender. No provision of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on Shareholder or affecting the property of Shareholder conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of any of the Loan Documents to which Shareholder is a party. The execution, delivery and carrying out of the terms of the Loan Documents will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the property of Shareholder pursuant to the terms of any such mortgage, indenture, contract or agreement.

         3.6 TAXES. Shareholder has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on such returns or in any assessments made against Shareholder, and no tax liens have been filed and no claims are being asserted in respect of such taxes against Shareholder or any of the property of Shareholder.

         3.7 COMPLIANCE WITH APPLICABLE LAWS. Shareholder is not in default with respect to any judgment, order, writ, injunction, decree or decision of any governmental body, which default could have a material adverse effect.

         3.8 NO MISREPRESENTATION. Neither this Pledge Agreement nor any certificate, information or report furnished or to be furnished by or on behalf of Shareholder to any Lender in connection with any of the transactions contemplated hereby, contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements contained herein, taken as a whole, not misleading in the light of the circumstances under which such statements were made. There is no fact, other than information known to the public generally, that would be expected to have a material adverse effect that has not been disclosed expressly to Lender in writing.

         3.9 BURDENSOME OBLIGATIONS. After giving effect to the transactions contemplated by this Pledge Agreement and the other Loan Documents to which Shareholder is a party, Shareholder (i) will not be a party to or be bound by any franchise, agreement, deed, lease or other instrument, or be subject to any restriction, which is so unusual or burdensome, so as to cause a material adverse effect, (ii) does not intend to incur, and does not believe that Shareholder will incur, debts beyond Shareholder's ability to pay such debts as they become due, (iii) owns and will own property, the fair saleable value of which is (A) greater than the total amount of Shareholder's liabilities (including contingent liabilities) and (B) greater than the amount that will be required to pay the probable liabilities of Shareholder's then existing debts as they become absolute and matured and (iv) has and will have capital that is not unreasonably small in relation to Shareholder's businesses as presently conducted and as proposed to be conducted.

         Shareholder does not presently anticipate that future expenditures needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome so as to have a material adverse effect.

         3.10 COLLATERAL. With respect to the Collateral deposited by Shareholder with Lender on the date hereof, (i) such Collateral represents 100% of the issued and outstanding capital stock and warrants, options and other rights to purchase capital stock of Borrower, (ii) Shareholder is the legal and beneficial owner of such Collateral, (iii) such Collateral is validly issued, fully paid and non-assessable and is registered in the name of Shareholder, (iv) the pledge of such Collateral pursuant to the terms of this Pledge Agreement, together with delivery thereof, creates a valid and perfected first Lien on such Collateral in favor of Lender, (v) the assignments separate from certificate attached to the certificates representing such Collateral have been duly executed and delivered by Shareholder to Lender, (vi) none of such Collateral is subject to any Lien of any kind whatsoever, except for the perfected first Lien on such Collateral granted to Lender hereby, (vii) no authorization, approval or other action by, or notice to or filing with, any governmental body is required for the pledge by Shareholder of such Collateral pursuant to the terms of this Pledge Agreement, (viii) until all of Borrower's Obligations have been paid and performed in full, subject to the provisions of the Loan Agreement, Shareholder: (A) will not create or permit to exist any lien upon or with respect to the Collateral, except for the first Lien thereon granted to Lender by this Pledge Agreement, and (B) will not sell, transfer, convey, assign, or otherwise divest Shareholder's interest in the Collateral, or any part thereof, to any other person.

4.       STOCK SPLITS, STOCK DIVIDENDS.

         4.1 ADDITIONAL SECURITIES. Shareholder agrees that in the event that Shareholder, by virtue of the ownership by Shareholder of the Collateral, now is, or hereafter becomes, entitled (with or without additional consideration) to other or additional securities as the result of any corporate reorganization, merger, consolidation, stock split, stock dividend, conversion or preemptive right or otherwise, Shareholder shall:

                  4.1.1 DELIVERY. Cause the issuer of such additional securities to deliver to Lender the certificates evidencing the ownership by Shareholder of such additional securities and hereby authorizes and empowers Lender to demand the same from such issuer, and agrees if such certificates are delivered to Shareholder, to take possession thereof in trust for Lender;

                  4.1.2 ASSIGNMENT SEPARATE FROM CERTIFICATE. Deliver to Lender an assignment separate from certificate with respect to such securities, executed in blank by Shareholder;

                  4.1.3 REPRESENTATIONS AND WARRANTIES. Deliver to Lender a certificate, executed by Shareholder and dated the date of such pledge, as to the truth and correctness on such date of the representations and warranties set forth in Section 3 hereof; and

                  4.1.4 ADDITIONAL DOCUMENTS. Deliver to Lender such other certificates, forms and other instruments as Lender may request in connection with such pledge.

         4.2 ADDITIONAL COLLATERAL. Shareholder agrees that such additional securities shall constitute a portion of the Collateral and be subject to this Pledge Agreement in the same manner and to the same extent as the Securities pledged hereby to Lender on the date hereof.

5. VOTING POWER; DISTRIBUTIONS. Unless and until an Event of Default shall have occurred and be continuing, Shareholder shall be entitled to exercise all voting powers in all corporate matters pertaining to the Collateral or otherwise, for any purpose not inconsistent with, or in violation of, the provisions of any of the Loan Documents. Except as otherwise provided in the Loan Agreement, unless and until all of Borrower's Obligations and Shareholder's Obligations have been performed and paid in full, Shareholder shall not be entitled to receive any dividends or other distributions with respect to any portion of the Collateral. If any such distributions are received by Shareholder in violation of the terms of this Section 5, such distributions shall be (i) held in trust by Shareholder on behalf of Lender, (ii) turned over to Lender by Shareholder immediately upon receipt thereof and (iii) deemed to constitute a portion of the Collateral pledged by Shareholder to Lender hereunder.

6.       DEFAULT AND REMEDIES.

         6.1 OCCURRENCE. The occurrence of any of the following shall constitute an Event of Default hereunder:

                  6.1.1 DEFAULT UNDER LOAN DOCUMENTS. If an Event of Default under the Loan Documents shall occur.

                  6.1.2 BREACH OF COVENANTS. If Shareholder shall fail to observe or perform any covenant or agreement (other than those specifically addressed elsewhere in this Section 6.1) made by Shareholder under this Pledge Agreement, and such failure shall continue for a period of thirty (30) days after written notice of such failure is given by Agent.

                  6.1.3 BREACH OF WARRANTY. If any representation or warranty made by or on behalf of any Shareholder in or pursuant to this Pledge Agreement shall prove to be false or misleading in any material respect on the date made.

                  6.1.4 COLLATERAL. If any material portion of the Collateral shall be seized or taken by a governmental body or person, or Shareholder shall fail to maintain or cause to be maintained the liens in the Collateral granted hereby and the priority of such Liens as against any person, or the title and rights of Shareholder to any material portion of the Collateral shall have become the subject matter of litigation which could reasonably be expected to result in impairment or loss of the security provided by this Pledge Agreement.

         6.2 REMEDIES. If an Event of Default shall occur and be continuing, Lender, at its option, may:

                  6.2.1 REGISTRATION. Cause the Collateral to be registered in its name or in the name of its nominee;

                  6.2.2 VOTING POWER. Exercise all voting powers pertaining to the Collateral and otherwise act with respect thereto as though Lender were the owner thereof;

                  6.2.3 DISTRIBUTIONS. Receive all dividends and all other distributions of any kind whatsoever on all or any part of such Collateral;

                  6.2.4 COLLECTION, CONVERSION. Exercise any and all rights of collection, conversion or exchange, and any and all other rights, privileges, options or powers of Shareholder pertaining or relating to such Collateral;

                  6.2.5 SALE OF COLLATERAL. Subject to any applicable state or federal securities laws, sell, assign and deliver the whole, or from time to time, any part of the Collateral at any broker's board or at any private sale or at public auction, with or without demand for performance or advertisement of the time or place of sale or adjournment thereof or otherwise, and free from any right of redemption (all of which hereby expressly are waived by Shareholder) for cash, for credit or for other property, for immediate or future delivery, and for such price and on such terms as Lender in its sole discretion may determine; and

                  6.2.6 OTHER REMEDIES. Exercise any other remedy specifically granted under this Pledge Agreement, the Guaranty , the other Loan Documents or now or hereafter existing in equity, or at law, by virtue of statute or otherwise.

         With respect to the actions described in each of subsections 6.2.2 and
         6.2.4 above, Shareholder hereby irrevocably constitutes and appoints Lender its proxy and attorney-in-fact with full power of substitution and acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable.

         6.3 AGREEMENT TO SELL COLLATERAL. For the purposes of this Section 6, an agreement to sell all or any part of the Collateral shall be treated as a sale thereof and Lender shall be free to carry out such sale pursuant to such agreement, and Shareholder shall not be entitled to the return of any of the same subject thereto, notwithstanding the fact that after Lender shall have entered into such an agreement, all Events of Default hereunder may have been remedied or all of Borrower's Obligations and Shareholder's Obligations may have been paid and/or performed in full.

         6.4 LENDER MAY BID. At any sale made pursuant to Section 6.2 above, Lender may bid for and purchase, free from any right of equity or redemption on the part of Shareholder (the same hereby being waived and released by Shareholder), any part or all of the Collateral that is offered for sale, and Lender, upon compliance with the terms of sale, may hold, retain and dispose of such Collateral without further accountability therefor.

         6.5 PROCEEDS OF SALE. The proceeds of any sale of the whole or any part of the Collateral and any other monies at the time held by Lender under the provisions of this Pledge Agreement shall be applied in accordance with the terms of the Loan Agreement.

         6.6 NO DUTY OF LENDER. Lender shall not have any duty to exercise any of the rights, privileges, options or powers or to sell or otherwise realize upon any of the Collateral, as hereinbefore authorized, and Lender shall not be responsible for any failure to do so or delay in so doing.

         6.7 EFFECT OF SALE. Any sale of all or any portion of the Collateral pursuant to Section 6.2 above shall operate to divest all right, title and interest of Shareholder to the Collateral which is the subject of any such sale.

         6.8 SECURITIES ACT. Shareholder acknowledges that Lender may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act, or that it may be able to do so only after delay which might adversely affect the value that might be realized upon the sale of the Collateral. Accordingly, Shareholder agrees that Lender, without the necessity of attempting to cause any registration of the Collateral to be effected under the Securities Act, may sell the Collateral or any part thereof in one or more private sales to a restricted group of purchasers who may be required to agree, among other things, that they are acquiring the Collateral for their own account, for investment purposes only, and not with a view toward the distribution or resale thereof. Shareholder agrees that any such private sale may be at prices or on terms less favorable to the owner of the Collateral than would be the case if such Collateral was sold at public sale, and that any such private sale shall not be deemed not to have been made in a commercially reasonable manner by virtue of such sale having been a private sale.

         6.9 NOTICE. Lender shall give not less than ten (10) Business Days prior written notice to Shareholder of any sale pursuant to this
         Section 6. Shareholder hereby agrees that such notice is commercially reasonable.

7. LENDER'S OBLIGATIONS, CUSTODIAL AGREEMENT, PERFORMANCE RIGHTS, PLEDGE DOES NOT MAKE LENDER SHAREHOLDER. Lender shall not have any duty to protect, preserve or enforce rights against the Collateral other than a duty of reasonable custodial care of any such Collateral in its possession, it being understood that Lender shall (i) have no responsibility for (A) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to the Collateral, whether or not Lender has or is deemed to have knowledge of such matters, (B) taking any necessary steps to preserve rights against any parties with respect to the Collateral or (C) making any capital contributions or other payments on behalf of Shareholder and (ii) not be deemed to be a shareholder of Borrower unless Lender purchases or otherwise retains the applicable portion of the Collateral in connection with a foreclosure.

8. TERMINATION OF PLEDGE AGREEMENT. Upon the payment and performance in full of all of Borrower's Obligations, Lender shall deliver to Shareholder the Collateral in its possession and this Pledge Agreement thereupon shall terminate.

9.       MISCELLANEOUS.

         9.1 EXERCISE OF RIGHTS. Shareholder unconditionally agrees that if an Event of Default has occurred and is continuing, Lender may exercise its rights and remedies hereunder prior to, concurrently with, or subsequent to the exercise by Lender of its rights and remedies against Shareholder or any other person under any of the Loan Documents or otherwise. The obligations of Shareholder under this Pledge Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released or discharged or in any way affected by:

                  9.1.1 AMENDMENTS. Any amendment or modification of or supplement to any of the Loan Documents;

                  9.1.2 EXERCISE OR NON-EXERCISE OF RIGHTS. Any exercise or non-exercise of any right or remedy under any of the Loan Documents, or the granting of any postponements or extensions for time of payment or other indulgences to Shareholder or any other person, or the settlement or adjustment of any claim or the release or discharge or substitution of any person primarily or secondarily liable with respect to any of the Loan Documents;

                  9.1.3 BANKRUPTCY. The institution of any bankruptcy, insolvency, reorganization, debt arrangement, readjustment, composition, receivership or liquidation proceedings by or against Shareholder, Borrower or any other person; or

                  9.1.4 OTHER DEFENSES. Any other circumstance which otherwise might constitute a defense to, or a discharge of, Shareholder with respect to Borrower's Obligations.

         9.2 RIGHTS CUMULATIVE. Each and every right, remedy and power granted to Lender hereunder, under the Guaranty and the other Loan Documents shall be cumulative and in addition to any other right, remedy or power specifically granted herein or now or hereafter existing in equity, at law, by virtue of statute or otherwise and may be exercised by Lender, from time to time, concurrently or independently and as often and in such order as Lender may deem expedient. Any failure or delay on the part of Lender in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the right of Lender thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of rights of Lender hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

         9.3 MODIFICATION. Any modification or waiver of any provision of this Pledge Agreement, or any consent to any departure by Shareholder therefrom, shall not be effective in any event unless the same is in writing and signed by Lender and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on Shareholder in any event not specifically required of Lender hereunder shall not entitle Shareholder to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

         9.4 FURTHER ASSURANCES. Shareholder agrees that at any time, and from time to time, after the execution and delivery of this Pledge Agreement, Shareholder, upon the request of Lender and at the expense of Shareholder, promptly will execute and deliver such further documents and do such further acts and things as Lender reasonably may request in order to effect fully the purposes of this Pledge Agreement and to subject to the security interest created hereby any property intended by the provisions hereof to be covered hereby. Shareholder and Lender acknowledge their intent that, upon the occurrence of an Event of Default, Lender shall receive, to the fullest extent permitted by law and governmental policy, all rights necessary or desirable to obtain, use or sell the Collateral, and to exercise all remedies available to Lender under the Loan Documents, the Uniform Commercial Code or other applicable law. Shareholder and Lender further acknowledge and agree that, in the event of changes in law or governmental policy occurring subsequent to the date hereof that affect in any manner Lender's rights of access to, or use or sale of, the Collateral, or the procedures necessary to enable Lender to obtain such rights of access, use or sale, Lender and Shareholder shall amend this Pledge Agreement and any other Loan Documents to which Shareholder is a party, in such manner as Lender reasonably shall request, in order to provide Lender such rights to the greatest extent possible consistent with then applicable law.

         9.5 PRESERVATION OF COLLATERAL. Shareholder agrees that it will warrant, preserve, maintain and defend, at the expense of Shareholder, the right, title and interest of Lender in and to the Collateral and all right, title and interest represented thereby against all claims, charges and demands of all persons whomsoever.

         9.6 NOTICES. All notices and communications under this Pledge Agreement shall be delivered in the manner set forth in the Loan Agreement, with all notices to Shareholder to be sent to the address set forth in the Loan Agreement for Borrower.

         9.7      APPLICABLE LAW.  THIS PLEDGE AGREEMENT SHALL BE
         GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN
         ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

         9.8 SEVERABILITY. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Pledge Agreement or the other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Pledge Agreement, or the other Loan Documents or of such provision or obligation in any other jurisdiction.

         9.9 SUCCESSORS AND ASSIGNS. This Pledge Agreement shall inure to the benefit of the successors, assigns of Lender and shall be binding upon the successors and assigns of Shareholder.

         9.10 COUNTERPARTS. This Pledge Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which when taken together shall be deemed to be one and the same instrument.

         9.11 NOTATION ON BOOKS. Concurrently with the execution and delivery hereof, Shareholder shall cause Borrower to register in its corporate books the security interests in and the pledge of the Collateral affected hereby.

         10. CONSENT TO JURISDICTION. SHAREHOLDER, IN ORDER TO INDUCE LENDER TO ACCEPT THIS PLEDGE AGREEMENT, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH HEREBY IS ACKNOWLEDGED, AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS PLEDGE AGREEMENT SHALL BE LITIGATED, AT LENDER'S SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A SITUS WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS. SHAREHOLDER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. SHAREHOLDER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES CT CORPORATION SYSTEM, WHOSE ADDRESS IS SHAREHOLDER, C/O CT CORPORATION SYSTEM, 208 S. LASALLE STREET, CHICAGO, ILLINOIS 60604 AS ITS DULY AUTHORIZED AGENT FOR SERVICE OF LEGAL PROCESS AND AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF SUCH PROCESS

UPON SHAREHOLDER. IN THE EVENT SERVICE IS UNDELIVERABLE BECAUSE SUCH AGENT MOVES OR CEASES TO DO BUSINESS IN CHICAGO, ILLINOIS, SHAREHOLDER SHALL, WITHIN TEN
(10) DAYS AFTER LENDER'S REQUEST, APPOINT A SUBSTITUTE AGENT (IN CHICAGO, ILLINOIS) ON ITS BEHALF AND WITHIN SUCH PERIOD NOTIFY LENDER OF SUCH APPOINTMENT. IF SUCH SUBSTITUTE AGENT IS NOT TIMELY APPOINTED, LENDER SHALL, IN ITS SOLE DISCRETION, HAVE THE RIGHT TO DESIGNATE A SUBSTITUTE AGENT UPON FIVE
(5) DAYS NOTICE TO SHAREHOLDER. SHAREHOLDER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY LENDER ON THIS INDEMNITY IN ACCORDANCE WITH THIS PARAGRAPH.

         11. JURY WAIVER. SHAREHOLDER WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS PLEDGE AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY SHAREHOLDER, AND SHAREHOLDER ACKNOWLEDGES THAT NEITHER THE HOLDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. SHAREHOLDER FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS PLEDGE AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL. SHAREHOLDER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAVIER PROVISION.

         IN WITNESS WHEREOF, Shareholder and Lender have caused this Pledge Agreement to be executed as of the date first above written.



                             TRANSEASTERN PROPERTIES OF SOUTH
                             FLORIDA, INC., a Florida corporation


                             By:_________________________
                             Name:_______________________
                             Title: President



                             HELLER FINANCIAL, INC., a Delaware
                             corporation


                             By:________________________________
                             Name:______________________________
                             Its:_______________________________

                                    EXHIBIT A

                            DESCRIPTION OF SECURITIES

                                                                  ISSUED TO
                                   DESCRIPTION                    SHAREHOLDER AND
SHAREHOLDER                          OF STOCK                     OUTSTANDING
-----------                        -----------                    -----------
Transeastern Properties of         Common Stock of                1000 shares, represented by
South Florida, Inc.                Transeastern Properties at     certificate no. 1.
                                   the Cove, Inc.

                             BORROWER ACKNOWLEDGMENT


         The undersigned, as presidemt of Transeastern Properties at the Cove, Inc., a Florida corporation (the "Corporation"), hereby acknowledges, on behalf of the Corporation, the pledge of 100% of the issued and outstanding capital stock of the Corporation pursuant to the terms of this Pledge Agreement.


                             TRANSEASTERN PROPERTIES AT THE
                             COVE, INC., a Florida corporation



                             By:________________________________
                             Name:  Arthur Falcone
                             Its:  President



                                       A-2